Exhibit 23.1

CONSENT OF MICHAEL F. ALBANESE C.P.A.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the BrandPartners Group Inc. 2001 Stock Incentive Plan, of my reports dated February 25, 2005, with respect to the consolidated financial statements of BrandPartners Group Inc. included in the Annual Report (Form 10-K), for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

     /s/ Michael F. Albanese C.P.A.
Parsippany, NJ
June 30, 2005